Registration No. 333-_______________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRIFFON CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-1893410
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

100 Jericho Quadrangle, Suite 224, Jericho, New York	11753
(Address of Principal Executive Offices)	(Zip Code)

GRIFFON CORPORATION 2006 EQUITY INCENTIVE PLAN
AS AMENDED
(Full Title of the Plan)

Patrick L. Alesia, Vice President, Chief Financial Officer,
Treasurer and Secretary
Griffon Corporation
100 Jericho Quadrangle
Suite 224
Jericho, New York 11753
(Name and Address of Agent for Service)

(516) 938-5544
(Telephone Number, Including Area Code, of Agent For Service)

copy to:
Gary T. Moomjian, Esq.
Moomjian, Waite, Wactlar & Coleman, LLP
100 Jericho Quadrangle
Suite 225
Jericho, New York 11753
(516) 937-5900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.25, reserved for future grants	300,000	$8.14 (2)(3)	$2,442,000 (2)(3)	$96.00

____________________
(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement also covers an indeterminate number of additional shares of Common Stock which may become issuable pursuant to anti-dilution provisions contained in the Griffon Corporation 2006 Equity Incentive Plan, as amended.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) Computed in accordance with Rules 457(c) and 457(h) of the Securities Act based upon the average of the high and low prices for the Common Stock on March 18, 2008.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

This Registration Statement on Form S-8 is being filed to register an additional 300,000 shares of Common Stock available for issuance under the Registrant's 2006 Equity Incentive Plan, as amended. An initial Registration Statement on Form S-8 (Registration Statement No. 333-133833) was previously filed with respect to that plan. Pursuant to General Instruction E of Form S-8, the contents of such earlier Registration Statement No. 333-133833 are hereby incorporated by reference.

All documents and reports subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as modified or superseded.

The Registrant will provide without charge to each person to whom a copy of this Registration Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (except for exhibits thereto unless specifically incorporated by reference herein). Requests for such copies should be directed to the Secretary, Griffon Corporation, 100 Jericho Quadrangle, Suite 224, Jericho, New York 11753, (516) 938-5544.

Item 8.	Exhibits.

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 1995)
4.2	Amended and Restated By-laws (incorporated by referenced to Exhibit 3 of the Registrant’s Current Report on Form 8-K (Date of Report: May 2, 2001) filed on May 18, 2001)
4.3	Griffon Corporation 2006 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007)
5.1	Opinion of Moomjian, Waite, Wactlar & Coleman, LLP
23.1	Consent of Moomjian, Waite, Wactlar & Coleman, LLP (included in their opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Grant Thornton LLP
23.3	Consent of PricewaterhouseCoopers LLP
24	Powers of Attorney (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jericho, State of New York, on March 19, 2008.

GRIFFON CORPORATION

By:	/s/ Harvey R. Blau
Harvey R. Blau
Chairman and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Harvey R. Blau	Chairman of the Board and	March 19, 2008
Harvey R. Blau	Chief Executive Officer
(Principal Executive Officer)

/s/ Patrick L. Alesia	Vice President, Chief Financial Officer,
Patrick L. Alesia	Treasurer and Secretary (Principal
	Financial Accounting Officer)	March 19, 2008

/s/ Henry A. Alpert	Director	March 19, 2008
Henry A. Alpert

/s/ Blaine V. Fogg	Director	March 19, 2008
Blaine V. Fogg

/s/ Robert G. Harrison	Director	March 19, 2008
Robert G. Harrison

/s/ Clarence A. Hill, Jr.	Director	March 19, 2008
Clarence A. Hill, Jr.

/s/ Donald J. Kutyna	Director	March 19, 2008
Donald J. Kutyna

	Director	March 19, 2008
James W. Stansberry

/s/ Martin S. Sussman	Director	March 19, 2008
Martin S. Sussman

/s/ Joseph J. Whalen	Director	March 19, 2008
Joseph J. Whalen

Each person whose signature appears below constitutes and appoints Harvey R. Blau with full power of substitution, his true and lawful attorney-in-fact and agent to do any and all acts and things in his name and on his behalf in his capacities indicated below which he may deem necessary or advisable to enable Griffon Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for him in his name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

	Director	March 19, 2008
Bertrand M. Bell

/s/ Gordon E. Fornell	Director	March 19, 2008
Gordon E. Fornell

	Director	March 19, 2008
Ronald J. Kramer

/s/ James A. Mitarotonda	Director	March 19, 2008
James A. Mitarotonda

/s/ William H. Waldorf	Director	March 19, 2008
William H. Waldorf